Exhibit 3.1

Atento Floatco S.A. Société anonyme L-1748 Luxembourg-Findel 4, rue Lou Hemmer CONSTITUTION DE SOCIETE du 5 mars 2014 NUMERO

In the year two thousand and fourteen, on the fifth of March.

Before us, Maître Henri Hellinckx, notary residing in Luxemborg, Grand Duchy of Luxembourg

THERE APPEARED:

Atalaya Luxco Topco, a société en commandite par actions, incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 173107, having its registered office at 4, rue Lou Hemmer, L-1748 Luxembourg-Findel, Grand Duchy of Luxembourg,

here represented by Johanna Wittek, maître en droit, professionally residing in Luxembourg, by virtue of a proxy, given under private seal.

The said proxy, initialled ne varietur by the proxyholder of the appearing person and the notary, will remain annexed to the present deed to be filed at the same time with the registration authorities.

Such appearing party has requested the officiating notary to enact the deed of incorporation of a public limited company (société anonyme) which it wishes to incorporate with the following articles of association:

A. NAME - PURPOSE – DURATION - REGISTERED OFFICE

Article 1 Name

There exists a public limited company (société anonyme) under the name “Atento Floatco S.A.” (hereinafter the “Company”) which shall be governed by the law of 10 August 1915 concerning commercial companies, as amended (the “Law”), as well as by the present articles of association.

Article 2 Purpose

2.1 The purpose of the Company is the holding of participations in any form whatsoever in Luxembourg and foreign companies and in any other form of investment, the acquisition by purchase, subscription or in any other manner as well as the transfer by sale, exchange or otherwise of securities of any kind and the administration, management, control and development of its portfolio.

2.2 The Company may further guarantee, grant security, grant loans or otherwise assist the companies in which it holds a direct or indirect participation or right of any kind or which form part of the same group of companies as the Company.

2.3 The Company may raise funds especially through borrowing in any form or by issuing any kind of notes, securities or debt instruments, bonds and debentures and generally issue securities of any type.

2.4 The Company may carry out any commercial, industrial, financial, real estate or intellectual property activities which it considers useful for the accomplishment of these purposes.

Article 3 Duration

3.1 The Company is incorporated for an unlimited period of time.

3.2 It may be dissolved at any time and with or without cause by a resolution of the general meeting of shareholders adopted in the manner required for an amendment of these articles of association.

Article 4 Registered office

4.1 The registered office of the Company is in the municipality of Niederanven, Grand Duchy of Luxembourg.

4.2 Within the same municipality, the registered office may be transferred by means of a decision of the board of directors. It may be transferred to any other municipality in the Grand Duchy of Luxembourg by means of a resolution of the general meeting of shareholders, adopted in the manner required for an amendment of these articles of association.

4.3 Branches or other offices may be established either in the Grand Duchy of Luxembourg or abroad by a resolution of the board of directors.

4.4 In the event that the board of directors determines that extraordinary political, economic or social circumstances or natural disasters have occurred or are imminent that would interfere with the normal activities of the Company at its registered office, the registered office may be temporarily transferred abroad until the complete cessation of these extraordinary circumstances; such temporary measures shall not affect the nationality of the Company which, notwithstanding the temporary transfer of its registered office, shall remain a Luxembourg company.

B. SHARE CAPITAL – SHARES

Article 5 Share capital

5.1 The Company’s share capital is set at thirty-one thousand euro (EUR 31,000), represented by thirty-one thousand (31,000) shares with a nominal value of one euro (EUR 1) each.

5.2 The Company’s share capital may be increased or reduced by a resolution of the general meeting of shareholders adopted in the manner required for an amendment of these articles of association or as set out in article 6 hereof.

5.3 Any new shares to be paid for in cash shall be offered by preference to the existing shareholder(s). In case of plurality of shareholders, such shares shall be offered to the shareholders in proportion to the number of shares held by them in the Company’s share capital. The board of directors shall determine the period of time during which such preferential subscription right may be exercised and which may not be less than thirty (30) days from the date of dispatch of a registered letter sent to the shareholder(s) announcing the opening of the subscription period. The general meeting of shareholders may limit or suppress the preferential subscription right of the existing shareholder(s) in the manner required for an amendment of these articles of association.

5.4 The Company may redeem its own shares subject to the provisions of the Law.

Article 6 Shares

6.1 The Company’s share capital is divided into shares, each of them having the same nominal value.

6.2 The shares of the Company are in registered form only.

6.3 Holders of shares, bonds or debt securities issued by the Company in registered form may not require conversion thereof in shares, bonds or debt securities in bearer form.

6.4 The Company may have one or several shareholders.

6.5 Death, suspension of civil rights, dissolution, bankruptcy or insolvency or any other similar event regarding any of the shareholders shall not cause the dissolution of the Company.

Article 7 Register of shares - Transfer of shares

7.1 A register of shares shall be kept at the registered office of the Company, where it shall be available for inspection by any shareholder. This register shall contain all the information required by the Law. Ownership of shares is established by registration in said share register. Certificates of such registration shall be issued upon request and at the expense of the relevant shareholder.

7.2 The Company will recognise only one holder per share. In case a share is owned by several persons, they shall appoint a single representative who shall represent them towards the Company. The Company has the right to suspend the exercise of all rights attached to that share until such representative has been appointed.

7.3 The shares are freely transferable in accordance with the provisions of the law.

7.4 Any transfer of shares shall become effective towards the Company and third parties either (i) through the recording of a declaration of transfer into the register of shares, signed and dated by the transferor and the transferee or their representatives, or (ii) upon notification of the transfer to, or upon the acceptance of the transfer by the Company.

C. GENERAL MEETINGS OF SHAREHOLDERS

Article 8 Powers of the general meeting of shareholders

8.1 The shareholders exercise their collective rights in the general meeting of shareholders. Any regularly constituted general meeting of shareholders of the Company shall represent the entire body of shareholders of the Company. The general meeting of shareholders is vested with the powers expressly reserved to it by the Law and by these articles of association.

8.2 If the Company has only one shareholder, any reference made herein to the “general meeting of shareholders” shall be construed as a reference to the “sole shareholder”, depending on the context and as applicable and powers conferred upon the general meeting of shareholders shall be exercised by the sole shareholder.

Article 9 Convening of general meetings of shareholders

9.1 The general meeting of shareholders of the Company may at any time be convened by the board of directors or, as the case may be, by the internal auditor(s).

9.2 It must be convened by the board of directors or the internal auditor(s) upon written request of one or several shareholders representing at least ten percent (10%) of the Company’s share capital. In such case, the general meeting of shareholders shall be held within a period of one (1) month from the receipt of such request.

9.3 The convening notice for every general meeting of shareholders shall contain the date, time, place and agenda of the meeting and shall be made through announcements published twice, with a minimum interval of eight (8) days, and eight (8) days before the meeting, in the Mémorial C, Recueil des Sociétés et Associations and in a Luxembourg newspaper. Notices by mail shall be sent eight (8) days before the meeting to the registered shareholders, but no proof that this formality has been complied with needs to be given. Where all the shares are in registered form, the convening notices may be made by registered letters only and shall be dispatched to each shareholder by registered mail at least eight (8) days before the date scheduled for the meeting.

9.4 If all of the shareholders are present or represented at a general meeting of shareholders and have waived any convening requirement, the meeting may be held without prior notice or publication.

Article 10 Conduct of general meetings of shareholders

10.1 The annual general meeting of shareholders shall be held in Luxembourg at the registered office of the Company or at such other place in Luxembourg as may be specified in the convening notice of such meeting, on the thirty-first of May at 10 am. If such day is a legal holiday, the annual general meeting shall be held on the next following business day. Other meetings of shareholders may be held at such place and time as may be specified in the respective convening notices.

10.2 A board of the meeting shall be formed at any general meeting of shareholders, composed of a chairman, a secretary and a scrutineer, who need neither be shareholders, nor members of the board of directors. The board of the meeting shall especially ensure that the meeting is held in accordance with applicable rules and, in particular, in compliance with the rules in relation to convening, majority requirements, vote tallying and representation of shareholders.

10.3 An attendance list must be kept at any general meeting of shareholders.

10.4 A shareholder may act at any general meeting of shareholders by appointing another person as his proxy in writing or by facsimile, electronic mail or any other similar means of communication. One person may represent several or even all shareholders.

10.5 Shareholders taking part in a meeting by conference call, through video conference or by any other means of communication allowing their identification and allowing that all persons taking part in the meeting hear one another on a continuous basis and allowing an effective participation of all such persons in the meeting, are deemed to be present for the computation of the quorums and votes, subject to such means of communication being made available at the place of the meeting.

10.6 Each shareholder may vote at a general meeting through a signed voting form sent by post, electronic mail, facsimile or any other means of communication to the Company’s registered office or to the address specified in the convening notice. The shareholders may only use voting forms provided by the Company which contain at least the place, date and time of the meeting, the agenda of the meeting, the proposal submitted to the decision of the meeting, as well as for each proposal three boxes allowing the shareholder to vote in favour of, against, or abstain from voting on each proposed resolution by ticking the appropriate box.

10.7 Voting forms which, for a proposed resolution, do not show only (i) a vote in favour or (ii) a vote against the proposed resolution or (iii) an abstention are void with respect to such resolution. The Company shall only take into account voting forms received prior to the general meeting which they relate to.

Article 11 Quorum and vote

11.1 Each share entitled to one vote in general meetings of shareholders.

11.2 Except as otherwise required by the Law or these articles of association, resolutions at a general meeting of shareholders duly convened shall not require any presence quorum and shall be adopted at a simple majority of the votes validly cast regardless of the portion of capital represented. Abstentions and nil votes shall not be taken into account.

Article 12 Amendments of the articles of association

Except as otherwise provided herein, these articles of association may be amended by a majority of at least two thirds of the votes validly cast at a general meeting at which a quorum of more than half of the Company’s share capital is present or represented. If no quorum is reached in a meeting, a second meeting may be convened in accordance with the Law and these articles of association which may deliberate regardless of the quorum and at which resolutions are taken at a majority of at least two-thirds of the votes validly cast. Abstentions and nil votes shall not be taken into account.

Article 13 Change of nationality

The shareholders may change the nationality of the Company only by unanimous consent.

Article 14 Adjournment of general meeting of shareholders

Subject to the provisions of the Law, the board of directors may adjourn any general meeting of shareholders for four (4) weeks. The board of directors shall do so at the request of shareholders representing at least twenty percent (20%) of the share capital of the Company. In the event of an adjournment, any resolution already adopted by the general meeting of shareholders shall be cancelled.

Article 15 Minutes of general meetings of shareholders

15.1 The board of any general meeting of shareholders shall draw up minutes of the meeting which shall be signed by the members of the board of the meeting as well as by any shareholder upon its request.

15.2 Any copy and excerpt of such original minutes to be produced in judicial proceedings or to be delivered to any third party, shall be certified as a true copy of the original by the notary having had custody of the original deed, in case the meeting has been recorded in a notarial deed, or shall be signed by the chairman of the board of directors or by any two of its members.

D. MANAGEMENT

Article 16 Composition and powers of the board of directors

16.1 The Company shall be managed by a board of directors composed of at least three (3) members. However, where the Company has been incorporated by a single shareholder or where it appears at a shareholders’ meeting that all the shares issued by the Company are held by a sole shareholder, the Company may be managed by a sole director until the next general meeting of shareholders following the increase of the number of shareholders. In such case, to the extent applicable and where the term “sole director” is not expressly mentioned in these articles of association, a reference to the “board of directors” used in these articles of association is to be construed as a reference to the “sole director”.

16.2 The board of directors is vested with the broadest powers to act in the name of the Company and to take any actions necessary or useful to fulfill the Company’s corporate purpose, with the exception of the powers reserved by the Law or by these articles of association to the general meeting of shareholders.

Article 17 Daily management

17.1 The daily management of the Company as well as the representation of the Company in relation with such daily management may, in accordance with article 60 of the Law, be delegated to one or more directors, officers or other agents, acting individually or jointly. Their appointment, removal and powers shall be determined by a resolution of the board of directors.

17.2 The Company may also grant special powers by notarised proxy or private instrument.

Article 18 Appointment, removal and term of office of directors

18.1 The directors shall be appointed by the general meeting of shareholders which shall determine their remuneration and term of office.

18.2 The term of office of a director may not exceed six (6) years and each director shall hold office until a successor is appointed. Directors may be reappointed for successive terms.

18.3 Each director is appointed by a simple majority vote of the shares present or represented in a general meeting.

18.4 Any director may be removed from office at any time with or without cause by the general meeting of shareholders at a simple majority vote of the shares present or represented.

18.5 If a legal entity is appointed as director of the Company, such legal entity must designate a private individual as permanent representative who shall perform this role in the name and on behalf of the legal entity. The relevant legal entity may only remove its permanent representative if it appoints a successor at the same time. An individual may only be a permanent representative of one (1) director of the Company and may not be a director of the Company at the same time.

Article 19 Vacancy in the office of a director

19.1 In the event of a vacancy in the office of a director because of death, legal incapacity, bankruptcy, resignation or otherwise, this vacancy may be filled on a temporary basis and for a period of time not exceeding the initial mandate of the replaced director by the remaining directors until the next meeting of shareholders which shall resolve on the permanent appointment in compliance with the applicable legal provisions.

19.2 In case the vacancy occurs in the office of the Company’s sole director, such vacancy must be filled without undue delay by the general meeting of shareholders.

Article 20 Convening meetings of the board of directors

20.1 The board of directors shall meet upon call by the chairman, or by any director. Meetings of the board of directors shall be held at the registered office of the Company unless otherwise indicated in the notice of meeting.

20.2 Written notice of any meeting of the board of directors must be given to directors twenty-four (24) hours at least in advance of the time scheduled for the meeting, except in case of emergency, in which case the nature and the reasons of such emergency must be mentioned in the notice. Such notice may be omitted in case of assent of each director in writing, by facsimile, electronic mail or any other similar means of communication, a copy of such signed document being sufficient proof thereof. No prior notice shall be required for a board meeting to be held at a time and location determined in a prior resolution adopted by the board of directors which has been communicated to all directors.

20.3 No prior notice shall be required in case all the members of the board of directors are present or represented at a board meeting and waive any convening requirement or in the case of resolutions in writing approved and signed by all members of the board of directors.

Article 21 Conduct of meetings of the board of directors

21.1 The board of directors shall elect among its members a chairman. It may also choose a secretary who does not need to be a director and who shall be responsible for keeping the minutes of the meetings of the board of directors.

21.2 The chairman shall chair all meetings of the board of directors, but in his absence, the board of directors may appoint another director as chairman pro tempore by vote of the majority of directors present at any such meeting.

21.3 Any director may act at any meeting of the board of directors by appointing another director as his proxy in writing, or by facsimile, electronic mail or any other similar means of communication, a copy of the appointment being sufficient proof thereof. A director may represent one or more, but not all of the other directors.

21.4 Meetings of the board of directors may also be held by conference call or video conference or by any other means of communication allowing all persons participating at such meeting to hear one another on a continuous basis and allowing an effective participation in the meeting. The participation in a meeting by these means shall be equivalent to a participation in person at such meeting and the meeting is deemed to be held at the registered office of the Company.

21.5 The board of directors can deliberate or act validly only if at least a majority of the directors are present or represented at a meeting of the board of directors.

21.6 Decisions shall be taken by a majority vote of the directors present or represented at such meeting. In the case of a tie, the chairman shall not have a casting vote.

21.7 Save as otherwise provided by the Law, any director who has, directly or indirectly, an interest in a transaction submitted to the approval of the board of directors which conflicts with the Company’s interest, must inform the board of directors of such conflict of interest and must have his declaration recorded in the minutes of the board meeting. The relevant director may not take part in the discussions on and may not vote on the relevant transaction. Any such conflict of interest must be reported to the next general meeting of shareholders prior to such meeting taking any resolution on any other item.

21.8 Where the Company comprises a single director, transactions made between the Company and the director having an interest conflicting with that of the Company is only mentioned in the resolution of the sole director.

21.9 The conflict of interest rules shall not apply where the decision of the board of directors or the sole director relates to current operations entered into under normal conditions.

21.10. The board of directors may, unanimously, pass resolutions by circular means when expressing its approval in writing, by facsimile, electronic mail or any other similar means of communication. Each director may express his consent separately, the entirety of the consents evidencing the adoption of the resolutions. The date of such resolutions shall be the date of the last signature.

Article 22 Minutes of the meeting of the board of directors – Minutes of the decisions of the sole director

22.1 The minutes of any meeting of the board of directors shall be signed by the chairman or, in his absence, by the chairman pro tempore, or by any two (2) directors. Copies or excerpts of such minutes which may be produced in judicial proceedings or otherwise shall be signed by the chairman or by any two (2) directors.

22.2 Decisions of the sole director shall be recorded in minutes which shall be signed by the sole director. Copies or excerpts of such minutes which may be produced in judicial proceedings or otherwise shall be signed by the sole director.

Article 23 Dealing with third parties

23.1 The Company shall be bound towards third parties in all circumstances by (i) the signature of the sole director, or, if the Company has several directors, by the joint signature of any two (2) directors or by (ii) the joint signatures or the sole signature of any person(s) to whom such power may have been delegated by the board of directors within the limits of such delegation.

23.2 Within the limits of the daily management, the Company shall be bound towards third parties by the signature of any person(s) to whom such power may have been delegated, acting individually or jointly in accordance within the limits of such delegation.

E. AUDIT AND SUPERVISION

Article 24 Auditor(s)

24.1 The operations of the Company shall be supervised by one or several internal auditors (commissaire(s)). The general meeting of shareholders shall appoint the internal auditor(s) and shall determine their term of office, which may not exceed six (6) years.

24.2 An internal auditor may be removed at any time, without notice and with or without cause by the general meeting of shareholders.

24.3 The internal auditors have an unlimited right of permanent supervision and control of all operations of the Company.

24.4 If the general meeting of shareholders of the Company appoints one or more independent auditor(s) (reviseur(s) d’entreprises agree(s)) in accordance with article 69 of the law of 19 December 2002 regarding the trade and companies’ register and the accounting and annual accounts of undertakings, as amended, the institution of internal auditor(s) is suppressed.

24.5. An independent auditor may only be removed by the general meeting of shareholders with cause or with his approval.

F. FINANCIAL YEAR – ANNUAL ACCOUNTS – ALLOCATION OF PROFITS – INTERIM DIVIDENDS

Article 25 Financial year

The financial year of the Company shall begin on the first of January of each year and shall end on the thirty-first of December of the same year.

Article 26 Annual accounts and allocation of profits

26.1 At the end of each financial year, the accounts are closed and the board of directors draws up an inventory of the Company’s assets and liabilities, the balance sheet and the profit and loss accounts in accordance with the law.

26.2. From the annual net profits of the Company, five per cent (5%) at least shall be allocated to the legal reserve. This allocation shall cease to be mandatory as soon and as long as the aggregate amount of such reserve amounts to ten per cent (10%) of the share capital of the Company.

26.3 Sums contributed to a reserve of the Company by a shareholder may also be allocated to the legal reserve if the contributing shareholder agrees with such allocation.

26.4 In case of a share capital reduction, the Company’s legal reserve may be reduced in proportion so that it does not exceed ten per cent (10%) of the share capital.

26.5 Upon recommendation of the board of directors, the general meeting of shareholders shall determine how the remainder of the Company’s annual net profits shall be used in accordance with the Law and these articles of association.

26.6 Distributions shall be made to the shareholders in proportion to the number of shares they hold in the Company.

Article 27 Interim dividends - Share premium and assimilated premiums

27.1 The board of directors may proceed to the payment of interim dividends subject to the provisions of the Law.

27.2 Any share premium, assimilated premium or other distributable reserve may be freely distributed to the shareholders subject to the provisions of the Law and these articles of association.

G. LIQUIDATION

Article 28 Liquidation

28.1 In the event of dissolution of the Company in accordance with article 3.2 of these articles of association, the liquidation shall be carried out by one or several liquidators who are appointed by the general meeting of shareholders deciding such dissolution and which shall determine their powers and their compensation. Unless otherwise provided, the liquidators shall have the most extensive powers for the realisation of the assets and payment of the liabilities of the Company.

28.2 The surplus resulting from the realisation of the assets and the payment of the liabilities shall be distributed among the shareholders in proportion to the number of shares of the Company held by them.

H. FINAL CLAUSE - GOVERNING LAW

Article 29 Governing law

All matters not governed by these articles of association shall be determined in accordance with the Law.

TRANSITIONAL PROVISIONS

1. The first financial year shall begin on the date of incorporation of the Company and terminate on 31 December 2014.

2. The first annual general meeting of shareholders shall be held in 2015.

3. Interim dividends may also be distributed during the Company’s first financial year.

SUBSCRIPTION AND PAYMENT

The thirty-one thousand (31,000) shares issued have been subscribed as follows:

•	thirty-one thousand (31,000) shares have been subscribed by Atalaya Luxco Topco, aforementioned, for the price of thirty-one thousand euro (EUR 31,000).

The shares so subscribed have been fully paid-up by a contribution in cash so that the amount of thirty-one thousand euro (EUR 31,000) is as of now available to the Company, as it has been justified to the undersigned notary.

The total contribution in the amount of thirty-one thousand euro (EUR 31,000) consists of thirty-one thousand euro (EUR 31,000) for the share capital.

DECLARATION

The notary drawing up the present deed declares that the conditions set forth in Articles 26, 26-3 and 26-5 of the Law of August 10, 1915 on Commercial Companies, as amended, have been fulfilled and expressly bears witness to their fulfilment.

EXPENSES

The expenses, costs, remunerations or charges in any form whatsoever incurred by the Company or which shall be borne by the Company in connection with its incorporation are estimated at approximately EUR 1,500.-.

RESOLUTIONS OF THE SHAREHOLDER

The incorporating shareholder, representing the entire share capital of the Company and having waived any convening requirements, has passed the following resolutions:

1. The address of the registered office of the Company is set at 4, rue Lou Hemmer, L-1748 Luxembourg-Findel;

2. The following persons are appointed as directors of the Company for six (6) years as of today:

•	Melissa Bethell, Managing Director, born in Taipei, Taiwan on 15 September 1974, professionally residing at Devonshire House, Mayfair Place, London W1J 8AJ;

•	Ailbhe Jennings, Chartered Accountant, born in Dublin, Ireland on 27 March 1963, professionally residing at 4, rue Lou Hemmer, L-1748 Luxembourg- Findel, Grand Duchy of Luxembourg; and

•	Aurelien Vasseur, corporate manager, born on 08 January 1976 in Seclin, France, professionally residing at 4, me Lou Hemmer, L-1748 Luxembourg-Findel, Grand Duchy of Luxembourg

3. The following person is appointed as independent auditor until the general meeting of shareholders convened to approve the Company’s annual accounts for the first financial year:

Ernst & Young, a société anonyme, having its registered office at 7, me Gabriel Lippmann, L-5365 Munsbach registered with the Luxembourg Trade and Companies Register under number B 47.771.

Whereof the present notarial deed was drawn up in Luxembourg, on the day specified in the beginning of this document.

The undersigned notary who understands and speaks English, states herewith that on request of the appearing party, this deed is worded in English followed by a French translation; at the request of the same appearing party and in case of divergence between the English and the French text, the English version shall prevail.

The document having been read to the proxyholder of the appearing party, known to the notary by name, first name and residence, the said proxyholder of the appearing party signed together with the notary the present deed.

Suit la traduction française de ce qui précède.

L’an deux mille quatorze, le cinq mars.

Par-devant nous Maître Henri Hellinckx, notaire de résidence à Luxembourg, Grand-Duché de Luxembourg.

A COMPARU:

Atalaya Luxco Topco, une société en commandite par actions, constituée et existante selon les lois du Grand-Duché de Luxembourg, enregistrée auprès du Registre de Commerce et des Sociétés de Luxembourg sous le numéro B 173107, ayant son siège social au 4, rue Lou Hemmer, L-1748 Luxembourg-Findel, Grand- duché de Luxembourg,

dûment représentée par Johanna Wittek, maître en droit, résidant professionnellement à Luxembourg, en vertu d’une procuration donnée sous seing privé.

Ladite procuration, paraphée ne varietur par le mandataire de la comparante et le notaire, restera annexée au présent acte pour être soumise avec lui aux formalités de l’enregistrement.

La comparante a requis le notaire instrumentant de dresser l’acte de constitution d’une société anonyme qu’elle souhaitent constituer avec les statuts suivants:

A. NOM - OBJET - DURÉE - SIÈGE SOCIAL

Article 1 Nom

Il existe une société anonyme sous la dénomination « Atento Floatco S.A. » (ci-après la « Société ») qui sera régie par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la « Loi »), ainsi que par les présents statuts.

Article 2 Objet

2.1 La Société a pour objet la détention de participations, sous quelque forme que ce soit, dans des sociétés luxembourgeoises et étrangères et de toute autre forme de placement, l’acquisition par achat, souscription ou de toute autre manière, de même que le transfert par vente, échange ou de toute autre manière de valeurs mobilières de tout type, ainsi que l’administration, la gestion, le contrôle et la mise en valeur de son portefeuille.

2.2 La Société peut également garantir, accorder des sûretés, accorder des prêts ou assister de toute autre manière des sociétés dans lesquelles elle détient une participation directe ou indirecte ou un droit de quelque nature que ce soit ou qui font partie du même groupe de sociétés que la Société.

2.3 La Société peut lever des fonds, notamment en faisant des emprunts sous toute forme ou en émettant toute sorte d’obligations, de titres ou d’instruments de dettes, d’obligations garanties ou non garanties, et d’une manière générale en émettant des valeurs mobilières de tout type.

2.4 La Société pourra exercer toute activité de nature commerciale, industrielle, financière, immobilière ou de propriété intellectuelle qu’elle estime utile pour l’accomplissement de ces objets.

Article 3 Durée

3.1 La Société est constituée pour une durée illimitée.

3.2 Elle pourra être dissoute à tout moment et sans cause par une décision de l’assemblée générale des actionnaires, prise aux conditions requises pour une modification des présents statuts.

Article 4 Siège social

4.1 Le siège social de la Société est établi dans la commune de Niederanven, Grand-Duché de Luxembourg.

4.2 Le siège social pourra être transféré au sein de la même commune par décision du conseil d’administration. Il pourra être transféré dans toute autre commune du Grand-Duché de Luxembourg par décision de l’assemblée générale des actionnaires, prise aux conditions requises pour une modification des présents statuts.

4.3 Des succursales ou bureaux peuvent être créés, tant au Grand-Duché de Luxembourg qu’à l’étranger, par décision du conseil d’administration.

4.4 Dans l’hypothèse où le conseil d’administration estimerait que des événements extraordinaires d’ordre politique, économique ou social ou des catastrophes naturelles se sont produits ou seraient imminents, de nature à interférer avec l’activité normale de la Société à son siège social, il pourra transférer provisoirement le siège social à l’étranger jusqu’à la cessation complète de ces circonstances exceptionnelles; ces mesures provisoires n’auront toutefois aucun effet sur la nationalité de la Société, laquelle, nonobstant ce transfert provisoire, restera luxembourgeoise.

B. CAPITAL SOCIAL – ACTIONS

Article 5 Capital social

5.1 Le capital social de la Société est fixé à trente et un mille euros (EUR 31,000), représenté par trente et un mille (31,000) actions d’une valeur nominale d’un euro (EUR 1) chacune.

5.2 Le capital social de la Société pourra être augmenté ou réduit par une décision de l’assemblée générale des actionnaires de la Société, prise aux conditions requises pour la modification des présents statuts ou dans les conditions prévues par l’article 6.

5.3 Toutes nouvelles actions à libérer en numéraire doivent être offertes par préférence à (aux) (l’)actionnaire(s) existant(s). En cas de pluralité d’actionnaires, ces actions sont offertes aux actionnaires en proportion du nombre d’actions qu’ils détiennent dans le capital social de la Société. Le conseil d’administration doit déterminer la période au cours de laquelle ce droit préférentiel de souscription pourra être exercé, qui ne peut être inférieure à trente (30) jours à compter de l’envoi à chaque actionnaire d’une lettre recommandée annonçant l’ouverture de la période de souscription. L’assemblée générale des actionnaires peut restreindre ou supprimer le droit préférentiel de souscription de (des) (l’)actionnaire(s) existant(s) conformément aux dispositions applicables en matière de modification des statuts.

5.4 La Société peut racheter ses propres actions, dans les conditions prévues par la Loi.

Article 6 Actions

6.1 Le capital social de la Société est divisé en actions ayant chacune la même valeur nominale.

6.2 Les actions de la Société sont exclusivement nominatives.

6.3. Les détenteurs d’actions, d’obligations ou de titres de créance émis par la Société sous la forme nominative ne peuvent pas demander leur conversion en actions, obligations ou titres de créance sous forme au porteur.

6.4 La Société peut avoir un ou plusieurs actionnaires.

6.5 Le décès, la suspension des droits civils, la dissolution, la liquidation, la faillite ou l’insolvabilité ou tout autre événement similaire concernant un actionnaire n’entraîne pas la dissolution de la Société.

Article 7 Registre des actions - Transfert des actions

7.1 Un registre des actions sera tenu au siège social de la Société, où il sera mis à disposition de chaque actionnaire pour consultation. Ce registre devra contenir toutes les informations requises par la Loi. Des certificats d’inscription seront émis sur demande et aux frais de l’actionnaire demandeur.

7.2 La Société ne reconnaît qu’un seul titulaire par action. Les copropriétaires indivis devront désigner un représentant unique qui les représentera vis-à-vis de la Société. La Société aura le droit de suspendre l’exercice de tous les droits attachés à cette action, jusqu’à ce qu’un tel représentant ait été désigné.

7.3 Les actions sont librement cessibles dans les conditions prévues par la Loi.

7.4 Tout transfert d’actions deviendra opposable à la Société et aux tiers soit (i) sur inscription d’une déclaration de cession dans le registre des actionnaires, signée et datée par le cédant et le cessionnaire ou leurs représentants, ou (ii) sur notification de la cession à la Société ou sur acceptation de la cession par la Société.

C. DECISIONS DES ACTIONNAIRES

Article 8 Pouvoirs de l’assemblée générale des actionnaires

8.1 Les actionnaires exercent leurs droits collectifs en assemblée générale d’actionnaires. Toute assemblée générale d’actionnaires de la Société régulièrement constituée représente l’ensemble des actionnaires de la Société. L’assemblée générale des actionnaires est investie des pouvoirs qui lui sont expressément réservés par la Loi et par les présents statuts.

8.2 Si la Société a un actionnaire unique, toute référence faite à « l’assemblée générale des actionnaires » devra, selon le contexte et le cas échéant, être entendue comme une référence à « l’actionnaire unique », et les pouvoirs conférés à l’assemblée générale des actionnaires devront être exercés par l’actionnaire unique.

Article 9 Convocation des assemblées générales d’actionnaires

9.1 L’assemblée générale des actionnaires de la Société peut, à tout moment, être convoquée par le conseil d’administration ou, le cas échéant, par le(s) commissaire(s) aux comptes.

9.2 L’assemblée générale des actionnaires doit obligatoirement être convoquée par le conseil d’administration ou par le(s) commissaire(s) aux comptes sur demande écrite d’un ou plusieurs actionnaires représentant au moins dix pour cent (10%) du capital social de la Société. En pareil cas, l’assemblée générale des actionnaires devra être tenue dans un délai d’un (1) mois à compter de la réception de cette demande.

9.3 Les convocations pour toute assemblée générale des actionnaires contiennent la date, l’heure, le lieu et l’ordre du jour de l’assemblée et sont effectuées au moyen d’annonces insérées deux fois à huit jours d’intervalle au moins et huit jours avant l’assemblée, dans le Mémorial C, Recueil des Sociétés et Associations et dans un journal luxembourgeois. Les convocations par lettre doivent être envoyées huit (8) jours avant l’assemblée générale aux actionnaires en nom, sans qu’il ne doive être justifié de l’accomplissement de cette formalité. Lorsque toutes les actions émises par la Société sont des actions nominatives, les convocations peuvent être faites uniquement par lettre recommandée et devront être adressées à chaque actionnaire au moins huit (8) jours avant la date prévue pour l’assemblée générale des actionnaires.

9.4 Si tous les actionnaires sont présents ou représentés et ont renoncé à toute formalité de convocation, l’assemblée générale des actionnaires peut être tenue sans convocation préalable, ni publication.

Article 10 Conduite des assemblées générales d’actionnaires

10.1 L’assemblée générale annuelle des actionnaires doit être tenue à Luxembourg, au siège social de la Société ou à tout autre endroit au Luxembourg tel qu’indiqué dans la convocation, le 31 mai à 10 heures. Si la date indiquée est un jour férié, l’assemblée générale des actionnaires aura lieu le jour ouvrable suivant. Les autres assemblées générales d’actionnaires pourront se tenir à l’endroit et l’heure indiqués dans les convocations respectives.

10.2 Un bureau de l’assemblée doit être constitué à chaque assemblée générale d’actionnaires, composé d’un président, d’un secrétaire et d’un scrutateur, sans qu’il ne soit nécessaire que ces membres du bureau de l’assemblée soient actionnaires ou membres du conseil d’administration. Le bureau doit notamment s’assurer que l’assemblée est tenue en conformité avec les règles applicables et, en particulier, en conformité avec les règles relatives à la convocation, aux conditions de majorité, au partage des voix et à la représentation des actionnaires.

10.3 Une liste de présence doit être tenue à toute assemblée générale d’actionnaires.

10.4 Un actionnaire peut participer à toute assemblée générale des actionnaires en désignant une autre personne comme son mandataire par écrit ou par télécopie, courrier électronique ou par tout autre moyen de communication. Une personne peut représenter plusieurs ou même tous les actionnaires.

10.5 Les actionnaires qui prennent part a une assemblée par conférence téléphonique, vidéoconférence ou par tout autre moyen de communication permettant leur identification et permettant à toutes les personnes participant à l’assemblée de s’entendre mutuellement sans discontinuité, garantissant une participation effective à l’assemblée, sont réputés être présents pour le calcul du quorum et des voix, à condition que de tels moyens de communication soient disponibles sur les lieux de l’assemblée.

10.6 Chaque actionnaire peut voter à une assemblée générale des actionnaires au moyen d’un bulletin de vote signé, envoyé par courrier, courrier électronique, télécopie ou tout autre moyen de communication au siège social de la Société ou à l’adresse indiquée dans la convocation. Les actionnaires ne peuvent utiliser que les bulletins de vote fournis par la Société qui indiquent au moins le lieu, la date et l’heure de l’assemblée, l’ordre du jour de l’assemblée, les résolutions soumises à l’assemblée, ainsi que pour chaque résolution, trois cases à cocher permettant à l’actionnaire de voter en faveur ou contre la résolution proposée, ou d’exprimer une abstention par rapport à chacune des résolutions proposées, en cochant la case appropriée.

10.7 Les bulletins de vote qui, pour une résolution proposée, n’indiquent pas uniquement (i) un vote en faveur ou (ii) contre résolution proposée ou (iii) exprimant une abstention sont nuls au regard de cette résolution. La Société ne tiendra compte que des bulletins de vote reçus avant la tenue de l’assemblée générale des actionnaires à laquelle ils se rapportent.

Article 11 Quorum et vote

11.1 Chaque action donne droit à une voix en assemblée générale d’actionnaires.

11.2 Sauf disposition contraire de la Loi ou des statuts, les décisions prises en assemblée générale d’actionnaires dûment convoquées ne requièrent aucune condition de quorum et sont adoptées à la majorité simple des voix valablement exprimées quelle que soit la part du capital social représentée. Les abstentions et les votes blancs ou nuls ne sont pas pris en compte.

Article 12 Modification des statuts

Sauf disposition contraire, les présents statuts peuvent être modifiés à la majorité des deux-tiers des voix des actionnaires valablement exprimées lors d’une assemblée générale des actionnaires à laquelle plus de la moitié du capital social de la Société est présente ou représentée. Si le quorum n’est pas atteint à une assemblée, une seconde assemblée pourra être convoquée dans les conditions prévues par la Loi et les présents statuts qui pourra alors délibérer quel que soit le quorum et au cours de laquelle les décisions seront adoptées à la majorité des deux-tiers des voix valablement exprimées. Les abstentions et les votes blancs ou nuls ne sont pas pris en compte.

Article 13 Changement de nationalité

Les actionnaires ne peuvent changer la nationalité de la Société qu’avec le consentement unanime des actionnaires.

Article 14 Ajournement des assemblées générales des actionnaires

Dans les conditions prévues par la Loi, le conseil d’administration peut ajourner de quatre (4) semaines une assemblée générale d’actionnaires. Le conseil d’administration peut prendre une telle décision à la demande des actionnaires représentant au moins vingt pour cent (20%) du capital social de la Société. Dans l’hypothèse d’un ajournement, toute décision déjà adoptée par l’assemblée générale des actionnaires sera annulée.

Article 15 Procès-verbal des assemblées générales d’actionnaires

15.1 Le bureau de toute assemblée générale des actionnaires doit dresser un procès-verbal de l’assemblée qui doit être signé par les membres du bureau de l’assemblée ainsi que par tout autre actionnaire à sa demande.

15.2 Toute copie ou extrait de ces procès-verbaux originaux, à produire dans le cadre de procédures judiciaires ou à remettre à tout tiers devra être certifié(e) conforme à l’original par le notaire dépositaire de l’acte original dans l’hypothèse où l’assemblée aurait été retranscrite dans un acte authentique, ou devra être signé par le président du conseil d’administration ou par deux membres du conseil d’administration.

D. ADMINISTRATION

Article 16 Composition et pouvoirs du conseil d’administration

16.1 La Société est gérée par un conseil d’administration composé d’au moins trois (3) membres. Cependant, lorsque la Société a été constituée par un actionnaire unique ou lorsqu’il apparaît, lors d’une assemblée générale (factionnaires, que toutes les actions émises par une Société sont détenues par un actionnaire unique, la Société peut être gérée par un administrateur unique jusqu’à la prochaine assemblée générale d’actionnaires consécutive à l’augmentation du nombre d’actionnaires. Dans cette hypothèse, le cas échéant et lorsque l’expression « administrateur unique » n’est pas mentionnée expressément dans les présents statuts, une référence au « conseil d’administration » utilisée dans les présents statuts doit être entendue comme une référence à l’ « administrateur unique ».

16.2 Le conseil d’administration est investi des pouvoirs les plus étendus pour agir au nom de la Société et pour prendre toute mesure nécessaire ou utile afin de réaliser l’objet social de la Société, à l’exception des pouvoirs réservés par la Loi ou par les présents statuts à l’assemblée générale des actionnaires.

Article 17 Gestion journalière

17.1 La gestion journalière de la Société ainsi que la représentation de la Société en rapport avec une telle gestion journalière peut, en conformité avec l’article 60 de la Loi être déléguée à un ou plusieurs administrateurs, dirigeants ou mandataires, agissant individuellement ou conjointement. Leur nomination, leur révocation et leurs pouvoirs seront déterminés par une décision du conseil d’administration.

17.2 La Société peut également conférer des pouvoirs spéciaux au moyen d’une procuration authentique ou d’un acte sous seing privé.

Article 18 Nomination, révocation et durée des mandats des administrateurs

18.1 Les administrateurs sont nommés par l’assemblée générale des actionnaires qui détermine leur rémunération et la durée de leur mandat.

18.2 La durée du mandat d’un administrateur ne peut excéder six (6) ans et chaque administrateur doit rester en fonction jusqu’à ce qu’un successeur ait été désigné. Les administrateurs peuvent faire l’objet de réélections successives.

18.3 Chaque administrateur est nommé à la majorité simple des actions présentes ou représentées à une assemblée générale des actionnaires.

18.4 Chaque administrateur peut être révoqué de ses fonctions à tout moment et sans motif par l’assemblée générale des actionnaires à la majorité simple des actions présentes ou représentées à une assemblée générale des actionnaires.

18.5 Si une personne morale est nommée en tant qu’administrateur de la Société, cette personne morale doit désigner une personne physique en qualité de représentant permanent qui doit assurer cette fonction au nom et pour le compte de la personne morale. La personne morale peut révoquer son représentant permanent uniquement s’il nomme simultanément son successeur. Une personne physique peut uniquement être le représentant permanent d’un seul (1) administrateur de la Société et ne peut être simultanément administrateur de la Société.

Article 19 Vacance d’un poste d’administrateur

19.1 Dans l’hypothèse où un poste d’administrateur deviendrait vacant suite au décès, à l’incapacité juridique, à la faillite, à la retraite ou autre, cette vacance pourra être comblée à titre temporaire et pour une durée ne pouvant excéder le mandat initial de l’administrateur qui fait l’objet d’un remplacement par les administrateurs restants jusqu’à ce que la prochaine assemblée générale d’actionnaires, appelée à statuer sur la nomination permanente d’un nouvel administrateur en conformité avec les dispositions légales applicables.

19.2 Dans l’hypothèse où la vacance surviendrait alors que la Société est gérée que par un administrateur unique, cette vacance devra être comblée sans délai par l’assemblée générale des actionnaires.

Article 20 Convocation aux conseils d’administration

20.1 Le conseil d’administration se réunit à la demande du président, ou de n’importe quel administrateur. Les réunions du conseil d’administration doivent être tenues au siège social de la Société sauf indication contraire dans la convocation.

20.2 Une convocation écrite à toute réunion du conseil d’administration doit être adressée aux administrateurs vingt-quatre (24) heures au moins avant l’heure prévue pour la réunion, sauf en cas d’urgence, auquel cas la nature et les motifs de cette urgence devront être exposés dans la convocation. Cette convocation peut être omise si chaque administrateur y consent par écrit, par télécopie, courrier électronique ou tout autre moyen de communication, une copie dudit document signé constituant une preuve suffisante d’un tel accord. Aucune convocation préalable ne sera exigée pour toute réunion du conseil d’administration dont l’heure et l’endroit auront été déterminés dans une décision précédente adoptée par le conseil d’administration et qui aura été communiquée à l’ensemble des membres du conseil d’administration.

20.3 Aucune convocation préalable n’est requise dans l’hypothèse où tous les membres du conseil d’administration sont présents ou représentés à une réunion du conseil d’administration et renonceraient à toute formalité de convocation ou dans l’hypothèse où des décisions écrites auraient été approuvées et signées par tous les membres du conseil d’administration.

Article 21 Conduite des réunions du conseil d’administration

21.1 Le conseil d’administration élit parmi ses membres un président. Il peut également élire un secrétaire qui n’est pas nécessairement un administrateur et qui est chargé de la tenue du procès-verbal de chaque conseil d’administration.

21.2 Le président doit présider toute réunion du conseil d’administration, mais, en son absence, le conseil d’administration peut nommer un autre administrateur en qualité de président temporaire par une décision adoptée à la majorité des administrateurs présents.

21.3 Tout administrateur peut participer à toute réunion du conseil d’administration en désignant comme mandataire un autre membre du conseil d’administration par écrit, télécopie, courrier électronique ou tout autre moyen analogue de communication, la copie d’une telle désignation constituant une preuve suffisante d’un tel mandat.

21.4 Les réunions du conseil d’administration peuvent aussi être tenues par conférence téléphonique, vidéoconférence ou par tout autre moyen de communication autorisant les personnes participant à de telles réunions de s’entendre les unes les autres de manière continue et permettant une participation effective à ces réunions. La participation à une réunion par ces moyens équivaudra à une participation en personne et la réunion devra être considérée comme ayant été tenue au siège social de la Société.

21.5 Le conseil d’administration ne peut valablement délibérer ou statuer que si la moitié au moins des administrateurs est présente ou représentée.

21.6 Les décisions sont prises à la majorité des voix des administrateurs présents ou représentés. En cas de partage des voix, le président n’a pas de voix prépondérante.

21.7 Sauf disposition contraire de la Loi, tout administrateur qui a, directement ou indirectement, un intérêt dans une opération soumise à l’autorisation du conseil d’administration qui serait contraire aux intérêts de la Société, doit informer le conseil d’administration de ce conflit d’intérêts et cette déclaration doit être actée dans le procès-verbal du conseil d’administration. L’administrateur concerné ne peut prendre part ni aux discussions relatives à cette opération, ni au vote y afférent. Ce conflit d’intérêts doit également faire l’objet d’une communication aux actionnaires, lors de la prochaine assemblée générale des actionnaires, et avant toute prise de décision de l’assemblée générale des actionnaires sur tout autre point à l’ordre du jour.

21.8 Lorsque la Société ne comprend qu’un administrateur unique, les opérations conclues entre la Société et cet administrateur en situation de conflit d’intérêts avec la Société doivent simplement être mentionnées dans la décision de l’administrateur unique.

21.9 Les règles du conflit d’intérêts ne s’appliquent pas lorsque la décision du conseil d’administration ou de l’administrateur unique se rapporte à des opérations courantes, conclues à des conditions normales.

21.10 Le conseil d’administration peut, à l’unanimité, adopter des décisions par voie circulaire en exprimant son consentement par écrit, par télécopie, par courrier électronique ou par tout autre moyen analogue de communication. Les administrateurs peuvent exprimer leur consentement séparément, l’intégralité des consentements constituant une preuve de l’adoption des décisions. La date d’adoption de ces décisions sera la date de la dernière signature.

Article 22 Procès-verbaux des réunions du conseil d’administration – procès-verbaux des décisions de l’administrateur unique

22.1 Le procès-verbal de toute réunion du conseil d’administration doit être signé par le président du conseil d’administration, ou en son absence, par le président temporaire, ou par deux (2) administrateurs présents. Des copies ou extraits de ces procès-verbaux qui pourront être produits en justice ou d’une autre manière devront être signés par le président du conseil d’administration ou par deux (2) administrateurs.

22.2 Les décisions de l’administrateur unique doivent être retranscrites dans des procès-verbaux qui doivent être signés par l’administrateur unique. Des copies ou extraits de ces procès-verbaux qui pourront être produits en justice ou d’une autre manière devront être signés par l’administrateur unique.

Article 23 Relations avec les tiers

23.1 La Société est engagée à l’égard des tiers en toutes circonstances par (i) la signature de l’administrateur unique ou, si la société a plusieurs administrateurs, par la signature conjointe de deux (2) administrateurs ou par (ii) la signature unique ou les signatures conjointes de toute(s) personne(s) à laquelle (auxquelles) un tel pouvoir aura été délégué par le conseil d’administration dans les limites d’une telle délégation.

23.2 Dans les limites de la gestion journalière, la Société est engagée à l’égard des tiers par la signature de toute(s) personne(s) à laquelle (auxquelles) un tel pouvoir aura été délégué par le conseil d’administration, agissant individuellement ou conjointement dans les limites d’une telle délégation.

E. AUDIT ET SURVEILLANCE DE LA SOCIETE

Article 24 Commissaire aux comptes

24.1 Les opérations de la Société feront l’objet d’une surveillance par un ou plusieurs commissaires aux comptes. L’assemblée générale des actionnaires désignera les commissaires aux comptes et déterminera la durée de leurs fonctions, qui ne pourra excéder six (6) ans.

24.2 Tout commissaire aux comptes peut être révoqué à tout moment, sans préavis et sans motif, par l’assemblée générale des actionnaires.

24.3 Les commissaires aux comptes ont un droit illimité de surveillance et de contrôle permanents sur toutes les opérations de la Société.

24.4 Si l’assemblée générale des actionnaires de la Société désigne un ou plusieurs réviseurs d’entreprises agréés conformément à l’article 69 de la loi du 19 décembre 2002 concernant le registre de commerce et des sociétés ainsi que la comptabilité et les comptes annuels des entreprises, telle que modifiée, l’obligation de nommer un (des) commissaire(s) aux comptes est supprimée.

24.5 Le réviseur d’entreprises agréé peut être révoqué par l’assemblée générale des actionnaires uniquement pour juste motif ou avec son accord.

F. EXERCICE SOCIAL - AFFECTATION DES BENEFICES – ACOMPTES SUR DIVIDENDES

Article 25 Exercice social

L’exercice social de la Société commence le premier janvier de chaque année et se termine le trente et un décembre de la même année.

Article 26 Comptes annuels - Affectation des bénéfices

26.1 Au terme de chaque exercice social, les comptes sont clôturés et le conseil d’administration dresse un inventaire de l’actif et du passif de la Société, le bilan et le compte de profits et pertes conformément à la Loi.

26.2 Sur les bénéfices annuels nets de la Société, cinq pour cent (5%) au moins seront affectés à la réserve légale. Cette affectation cessera d’être obligatoire dès que et tant que le montant total de la réserve légale de la Société atteindra dix pour cent (10%) du capital social de la Société.

26.3 Les sommes apportées à une réserve de la Société par un actionnaire peuvent également être affectées à la réserve légale, si l’actionnaire apporteur y consent.

26.4 En cas de réduction du capital social, la réserve légale de la Société pourra être réduite en proportion afin qu’elle n’excède pas dix pour cent (10%) du capital social.

26.5 Sur proposition du conseil d’administration, l’assemblée générale des actionnaires décide de l’affectation du solde des bénéfices annuels nets de la Société conformément à la Loi et aux présents statuts.

26.6 Les distributions aux actionnaires seront effectuées en proportion du nombre d’actions qu’ils détiennent dans la Société.

Article 27 Acomptes sur dividendes - Prime d’émission et primes assimilées

27.1 Le conseil d’administration peut décider de distribuer des acomptes sur dividendes dans le respect des conditions prévues par la Loi.

27.2 Toute prime d’émission, prime assimilée ou autre réserve distribuable peut être librement distribuée aux actionnaires sous réserve des dispositions de la Loi et des présents statuts.

G. LIQUIDATION

Article 28 Liquidation

28.1 En cas de dissolution de la Société, conformément à l’article 3.2 des présents statuts, la liquidation sera effectuée par un ou plusieurs liquidateurs nommés par l’assemblée générale des actionnaires ayant décidé la dissolution de la Société et qui fixera les pouvoirs et émoluments de chacun des liquidateurs. Sauf disposition contraire, les liquidateurs disposeront des pouvoirs les plus étendus pour la réalisation de l’actif et du passif de la Société.

28.2 Le surplus résultant de la réalisation de l’actif et du passif sera réparti entre les actionnaires en proportion du nombre des actions qu’ils détiennent dans la Société.

H. DISPOSITION FINALE-LOI APPLICABLE

Article 29 Loi applicable

Tout ce qui n’est pas régi par les présents statuts sera déterminé en conformité avec la Loi.

DISPOSITIONS TRANSITOIRES

1. Le premier exercice social commencera le jour de la constitution de la Société et se terminera le 31 Décembre 2014.

2. La première assemblée générale des actionnaires sera tenue en 2015.

3. Des acomptes sur dividendes pourront être distribués au cours du premier exercice social de la Société.

SOUSCRIPTION ET PAIEMENT

Les trente et un mille (31.000) actions émises ont été souscrites comme suit:

•	trente et un mille (31.000) actions ont été souscrites par Atalaya Luxco Topco, susmentionné(e), pour un prix de trente et un mille euros (EUR 31.000).

Toutes les actions souscrites ont été intégralement libérées par voie d’apport en numéraire de sorte que le montant de trente et un mille euros (EUR 31.000) est dès à présent à la disposition de la Société, ce dont il a été justifié au notaire soussigné.

L’apport total d’un montant de trente et un mille euros (EUR 31.000) consiste en trente et un mille euros (EUR 31.000) pour le capital social.

DECLARATION

Le notaire-rédacteur de l’acte déclare avoir vérifié l’existence des conditions énumérées aux articles 26, 26-3 et 26-5 de la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée et en constate expressément l’accomplissement.

Le notaire soussigné déclare avoir vérifié l’existence des conditions prévues par ou posées par l’article 26 de la Loi et déclare expressément qu’elles ont été remplies.

FRAIS

Le montant des dépenses, frais, rémunérations ou charges, sous quelque forme que ce soit, qui incombent à la Société ou qui sont mis à sa charge à raison de sa constitution est évalué à environ EUR 1.500,-.

DECISIONS DE L’ACTIONNAIRE

L’actionnaire constituant, représentant l’intégralité du capital social de la Société et ayant renoncé aux formalités de convocation, a adopté les décisions suivantes:

1. L’adresse du siège social de la Société est établie au 4, rue Lou Hemmer, L-1748 Luxembourg-Findel.

2. Les personnes suivantes sont nommées comme directeurs de la Société pour une durée de six (6) ans à partir d’aujourd’hui:

(i) Melissa Bethell, Directrice Générale, née à Taipei, Taiwan, le 15 septembre 1974, résidant professionnellement à Devonshire House, Mayfair Place, Londres W1J 8AJ,

(ii) Ailbhe Jennings, Expert Comptable, né à Dublin, Irlande, le 27 mars 1963, résidant professionnellement à 4, rue Lou Hemmer, L-1748 Luxembourg-Findel, Grand-Duché de Luxembourg,

(iii) Aurelien Vasseur, né le 8 janvier 1976 à Seclin, France, résidant professionnellement à 4, rue Lou Hemmer, L-1748 Luxembourg-Findel.

3. La personne suivante est nommée en tant que [réviseur(s) d’entreprises agréés jusqu’à l’assemblée générale des actionnaires appelée à approuver les comptes du premier exercice social de la Société:

Ernst & Young, une société anonyme, enregistrée auprès du Registre de Commerce et des Sociétés de Luxembourg sous le numéro B 47771, ayant son siège social au 7, rue Gabriel Lippmann, L-5365 Munsbach.

Dont acte, passé à Luxembourg, à la date figurant en tête des présentes.

Le notaire soussigné qui comprend et parle l’anglais, constate, sur demande de la comparante, que le présent acte est rédigé en langue anglaise, suivi d’une traduction en français ; à la demande de la même comparante et en cas de divergence entre le texte anglais et le texte français, le texte anglais fait foi.

L’acte ayant été lu au mandataire de la comparante connu du notaire instrumentant par nom, prénom, et résidence, ledit mandataire de la comparante a signé avec le notaire le présent acte.

In the year two thousand and fourteen, on the twenty-eighth day of April.

Before the undersigned, Maître Francis Kesseler, notary, residing in Esch-sur-Alzette, Grand Duchy of Luxembourg,

there appeared:

Atalaya Luxco Topco, a société en commandite par actions, incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 173107, having its registered office at 4, rue Lou Hemmer, L-1748 Luxembourg-Findel, Grand Duchy of Luxembourg,

here represented by Mrs Sofia AFONSO-DA CHAO CONDE, private employee, residing professionally in Esch/Alzette, by virtue of a proxy

The said proxy, initialled ne varietur by the proxyholder of the appearing party and the notary, will remain annexed to the present deed to be filed at the same time with the registration authorities.

Such appearing party is the sole shareholder of Atento Floatco S.A. (the “Company”), a société anonyme, registered with the Luxembourg Trade and Companies Register under number B 185761, and whose registered office is set at 4, rue Lou Hemmer, L-1748 Luxembourg-Findel, Grand Duchy of Luxembourg, incorporated pursuant to a deed of Maître Henri Hellinckx, notary residing in Luxembourg, on 5 March 2014, not yet published in the Mémorial C, Recueil des Sociétés et Associations. The articles of association have not been amended since then.

The appearing party, representing the whole share capital of the Company, then passed the following resolutions:

First resolution

The sole shareholder hereby resolves to change the denomination of the Company from “Atento Floatco S.A.” into “Atento S.A.”.

Second resolution

Following the resolution here above, the sole shareholder resolves to amend article 1 of the articles of association of the Company so that it shall now read as follows:

“There exists a public limited company (société anonyme) under the name “Atento S.A.” (hereinafter the “Company”) which shall be governed by the law of 10 August 1915 concerning commercial companies, as amended (the “Law”), as well as by the present articles of association.”

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Third resolution

The sole shareholder hereby acknowledges the resignation of Ailbhe Jennings as director of the Company effective as of the date hereof.

COSTS AND EXPENSES

The costs, expenses, remunerations or charges in any form whatsoever which shall be borne by the Company as a result of this deed are estimated at approximately one thousand three hundred euro (EUR 1,300.-).

Whereof this notarial deed was drawn up in Esch/Alzette, on the day named at the beginning of this document.

The undersigned notary who understands and speaks English, states herewith that on request of the above appearing party, this deed is worded in English followed by a French translation; on the request of the same appearing party and in case of divergence between the English and the French text, the English version shall prevail.

This document having been read to the proxyholder of the person appearing, known to the notary by last name, first name, civil status and residence, the said person appearing signed together with the notary this deed.

Suit la traduction en français du texte qui précède:

L’an deux-mille quatorze, le vingt-huit avril,

Par-devant Maître Francis Kesseler, notaire de résidence à Esch-sur-AIzette, Grand-Duché de Luxembourg,

a comparu:

Atalaya Luxco Topco, une société en commandite par actions, constituée et existant selon les lois du Grand-Duché de Luxembourg, enregistrée auprès du registre de commerce et des-sociétés de Luxembourg sous le numéro B 173107, ayant son siège social au 4, rue Lou Hemmer, L-1748 Luxembourg-Findel, Grand-Duché de Luxembourg,

ici représentée par Madame Sofia AFONSO-DA CHAO CONDE, employée privée, demeurant professionnellement à Esch/Alzette, en vertu d’une procuration sous seing privée.

La procuration paraphée ne varietur par le mandataire de la comparante et par le notaire soussigné restera annexée au présent acte pour être soumise avec lui aux formalités de l’enregistrement.

La comparante est l’actionnaire unique de Atento Floatco S.A. (la « Société »), une société anonyme enregistrée auprès du Registre du Commerce et des Sociétés du Luxembourg sous le numéro B 185761, ayant son siège social au 4, rue Lou Hemmer, L-1748 Luxembourg-Findel, Grand-Duché de Luxembourg, constituée en vertu d’un acte dressé par Maître Henri Hellinckx, notaire de résidence à Luxembourg, le 5 mars 2014, non encore publié au Mémorial C, Recueil des Sociétés et Associations. Les statuts de la Société n’ont pas été modifiés depuis lors.

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La comparante, représentant la totalité du capital de la Société, a pris les résolutions suivantes:

Première résolution

L’actionnaire unique décide par les présentes de modifier la dénomination sociale de la Société de sa dénomination actuelle « Atento Floatco S.A.» en «Atento S.A.».

Deuxième résolution

En conséquence de la résolution ci-dessus, l’actionnaire unique décide de modifier l’article 1 des statuts de la Société, dont la formulation sera désormais la suivante:

« Il existe une société anonyme sous la dénomination « Atento S.A. » (ci-après la « Société ») qui sera régie par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la « Loi »), ainsi que par les présents statuts. «

Troisième résolution

L’actionnaire unique prend acte de la démission de Ailbhe Jennings en tant qu’administrateur de la Société avec effet à la date d’aujourd’hui.

FRAIS ET DÉPENSES

Le montant des frais, dépenses, rémunérations et charges, sous quelque forme que ce soit, qui incombe à la Société ou qui est mis à sa charge à raison de sa constitution est évalué environ à mille trois cents euros (EUR 1.300,-).

Dont acte, fait et passé à Esch/AIzette, les jours, mois et an figurant en tête des présentes.

Le notaire soussigné qui comprend et parle l’anglais constate que sur demande de la comparante indiquée aux présentes, le présent acte est rédigé en langue anglaise suivi d’une version française; sur demande de la même comparante et en cas de divergences entre le texte français et le texte anglais, le texte anglais fait foi.

Après lecture faite et interprétation donnée au mandataire de la comparante, connu du notaire instrumentaire par son nom, prénom, état et demeure, le mandataire de la comparante a signé le présent acte avec le notaire.

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